UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

September 1, 2015
(Date of Report)

August 26, 2015
(Date of Earliest Reported Event)

AMERICATOWNE Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

AmericaTowne, Inc. (the "Company") has entered into the following agreements:

(a) Exporter Services Agreement dated August 26, 2015 between the Company and LFTE USA Inc., a North Carolina corporation ("LFTE USA") doing business at 611 Crabtree Crossing Parkway in Cary, North Carolina 27513 (the "LFTE USA Agreement"). The consideration paid to the Company under the LFTE USA Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $10,000 upon execution, (b) $9,000 per month for five months, after execution commencing on September 30, 2015; and

(b) Exporter Services Agreement dated August 28, 2015 between the Company and Lion Export Inc., a North Carolina corporation ("Lion") doing business at 3494 Neills Creek Road in Lillington, North Carolina 27546 (the "Lion Agreement"). The consideration paid to the Company under the Lion Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,000 upon execution, (b) $1,445 per month for thirty-six months after execution commencing on October 15, 2015.

Under the terms of the above-reference Exporter Services Agreements (collectively referred to as the "Agreements" unless otherwise noted), the Company is to earn the consideration set forth in the Agreements in providing the specific customers access to the AmericaTowne Platform and its deliverables.

AmericaTowne has represented in the Agreements that that the AmericaTowne Platform consists or will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform consists or will consist of a buyer's network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China.

On August 28, 2015, the Company entered into a nonbinding Memorandum of Understanding (the "MOU"), and related addendum, with Student Resource USA ("Student Resource") doing business at 10008 South 51 St Street in Phoenix, Arizona 85044 (collectively the "Student Resource Agreement"). Although dated August 12, 2015, the Student Resource Agreement was not executed by Mr. Perkins on behalf of the Company until August 28, 2015.

The purpose of the Student Resource Agreement is to define areas for fundamental, educational and business opportunities in which the parties desire to work together in exporting United States-based educational systems. The purpose of the Student Resource Agreement is to facilitate the commercializing of Student Resource's educational institutions and represented educational programs and offerings in China and elsewhere. Student Resources represents Capella University, Walden University, Western Governors University, Northcentral University, Belhaven University and National University. The Student Resource Agreement is an example of the Company's ongoing pursuit of opportunities to export "Made in the USA" goods and services that are traditionally not thought of as an export commodity to, amongst other countries, China.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2015, the Company entered into an Employment, Lock-Up and Options Agreement with Dr. Daniel K. Gatabaki to serve as the Company's Vice President for Marketing USA and Africa. After a three-month probation, the term of the agreement is one year with an option held by the Company to extend employment for another year. The Company has agreed to issue 450,000 shares of common stock to Dr. Gatabaki in consideration of his services during the term. The shares will be issued at a later date. To the extent the Company has sufficient cash flow and capital, the Company may elect to include money compensation to Dr. Gatabaki for his services.

Dr. Gatabaki is 63 years old. He is a native of Kenya, and a resident of the United States. He is responsible for the Corporation's development of operations in Africa. Dr. Gatabaki earned a Bachelor of Education degree from University of Nairobi and Master of International Affairs, Master of Economics and Ph.D. degrees from Ohio University. In addition to holding a number of Associate and Assistant faculty positions at the college level, Dr. Gatabaki comes to the Company from Behavioral Health Care, where since 2011 he has been a President and Chief Executive Officer of Canaan Care Homes, LLC, an entity focusing on catering to residential homes for intellectually and developmentally disabled adults in Wake County, North Carolina.

On August 28, 2015, the Company entered into an Employment, Lock-Up and Options Agreement with Dr. Yu Wang to serve as the Company's Senior Vice President for Human and Export Technical Compliance. The term of the agreement is one year with an option held by the Company to extend employment for another year. The Company has agreed to issue 477,190 shares of common stock to Dr. Wang in consideration of her services during the term. The shares will be issued at a later date. To the extent the Company has sufficient cash flow and capital, the Company may elect to include money compensation to Dr. Wang for her services.

Dr. Wang is from China, and is a resident of the United States. She serves as the Senior Vice President of Human Resources and Export Technical Compliance. Dr. Wang worked for Duke University for more than twenty years in the field of medical research. Prior to her work at Duke University, Dr. Wang was an Associate Professor for six years at Tongi University China. After retiring from Duke University in 2013, Dr. Wang served as the President and Chief Executive Officer of United International Development Inc. ("United Development"), a private enterprise where she focused on international trade and development. In 2014, Dr. Wang became Managing Assistant Director in United Development. In late-August 2015, Dr. Wang was appointed to her current Senior Vice President position with the Company.

In addition to restrictions under the 1933 Securities Act, Drs. Gatabaki and Wang have agreed to specific lock-up provisions once their respective shares of common stock are issued by the Company. They have agreed not to dispose or convey greater than ten-percent (10%) of their respective shares between the first day after the first year after issuance and the conclusion of the second year after issuance, and they shall not dispose or convey greater than twenty percent (20%) of the shares between the conclusion of the first year up to and after the first day of the third year after issuance. These lock-up periods terminate immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the third anniversary of the date of the agreement, whichever occurs first.

Exhibit Description

(d) Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated August 26, 2015 (LFTE USA Agreement)
10.2	Exporter Services Agreement dated August 28, 2015 (Lion Agreement)
10.3	Memorandum of Understanding Agreement dated August 28, 2015 (Student Resource
Agreement)
10.4	Employment Agreement - Dr. Daniel K. Gatabaki dated August 26, 2015
10.5	Employment Agreement - Dr. Yu Wang dated August 28, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By:/s/Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: September 1, 2015